Biovest (OTCQB: BVTI) Interview with
OneMedRadio
Brett Johnson
President & Executive Editor
OneMedPlace
Samuel S. Duffey, Esq.
President & CEO
Biovest International, Inc.
Carlos F. Santos, Ph.D.
SVP, Product Development &
Regulatory Affairs
Biovest International, Inc.
May 31, 2012 Exhibit 99.2

Statements in this presentation/interview that are not strictly historical in nature constitute "forward-
looking statements.“ Such statements include, but are not limited to, statements about Biovest and its product candidate, BiovaxID® and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions, and other statements identified by words such as "may,"
"could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. In particular (and without limitation), statements regarding the timing of anticipated filing of marketing applications for BiovaxID with Health Canada and the EMA, pre-filing meetings with the FDA or other jurisdictions an/or commercial plans reflect current expectations but are subject to inherent risks of delay in compilation and finalization of all components of the licensing application. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the
Securities and Exchange Commission.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.  The product names used in this statement are for identification purposes only.  All trademarks and registered trademarks are the property of their respective owners.
Safe Harbor Statement

2 Late-Stage Personalized Cancer Vaccine Poised to Seek Approval(s) for Follicular non- Hodgkin’s Lymphoma in 2012/2013

Regulatory Strategy
If Approved, BiovaxID Represents the First
Cancer Vaccine Available for Lymphoma Patients
Canada:
Based on guidance from pre-filing clinical meeting
conducted with Health Canada, Biovest plans to file a New Drug
Submission (NDS) later this year seeking marketing approval in
Canada.
European Union:
Based on guidance from pre-filing clinical meeting
conducted with EU-member drug agencies, Biovest plans to file a
Marketing Authorization Application (MAA) with the EMA seeking marketing approval in the EU.  An Intent-to-File Letter is planned to be soon submitted to the EMA.
U.S.A.:
Biovest is preparing to conduct and report on a pre-filing
clinical meeting with the FDA and expects to announce the outcome and expected U.S. regulatory pathway in Summer 2012.

BIOVAXID®
CLINICAL DEVELOPMENT
Phase I
Phase II
Phase III
Marketed
Follicular Lymphoma
(Orphan Drug Status in U.S. and EU)
Mantle Cell Lymphoma
(Orphan Drug Status in the U.S.)

Body of Clinical Evidence
4
Follicular Lymphoma Phase 2
demonstrates nearly universal immune
response to BiovaxID, durable molecular remission in FL with highly encouraging Overall Survival signal (15-year follow-up)
Follicular Lymphoma Phase 3:
randomized, multicenter, controlled
clinical trial improved DFS by 13.6 months in patients in first remission who received at least one dose of BiovaxID
This study was conducted in 12 major cancer centers across the US with a median follow-up of 4.7 years
Mantle Cell Lymphoma Phase 2
demonstrates strong association
between vaccine-induced GM-CSF cytokine response and Overall
Survival (10-year follow-up) following a rituximab containing induction therapy
No significant safety risks have been identified for BiovaxID

Biovest International

Single Tumor Cell
Suspension
Heterohybridoma
Fusion
Tumor
Biopsy
BCR
(Idiotype)
on Tumor Cells
Hybridoma Cell
Culture
Idiotype+KLH
Vaccine
(co-administered
with GM-CSF)
Idiotype Protein
Purification
and KLH
Conjugation

BiovaxID Personalized Manufacturing Process 5

Biovest International

Heterohybridoma
(Biopsy Tumor/Hybridoma) Cells
Tumor-Derived
Idiotype Vaccine

AutovaxID Automated Manufacturing System 6 Hollow-Fiber Bioreactor Cultures Tumor Derived Cells (Heterohybridoma) for Id Protein Production Isotype-Matched Id Protein Secreted and Purified

Biovest International

Disease Stage

Initial
Diagnosis
(Bulky
Disease)
Anti-CD20 Resistant
Anti-CD20 Sensitive
Minimal Residual Disease
Relapsed Disease

Current FDA-Approved Treatment Options

Induction

- B-R
- R-CHOP
- R-CVP
- Fludarabine + R
- R-FND

- Radioimmunotherapy (category 2B)
- Rituximab

First-line Therapy for Elderly or Infirm:
- Radioimmunotherapy
- Rituximab
- Single agent alkylators ± rituximab

Consolidation

Observation

No benefit except avoidance of treatment toxicity

Rituximab

(anti-CD20 extended dosing)

PFS benefit*

Maintenance dosing not superior to observation+R in terms of overall benefit (time-to-chemotherapy and R failure) (RESORT study)

Hypogammaglobulinemia

No OS benefit to date

May result in resistance to rituximab

Prolonged immunosuppression

Label black-box warnings of PML risks and viral reactivation

Radioimmunotherapy

(anti-CD20)

Superior PFS compared to observation*

Brief therapy

Limited resistance to anti-CD20 therapy

Potential for late toxicity

No OS benefit (to date)

FIT trial w/ limited number of rituximab/ chemotherapy patients

Radioactivity Risks

Observation, Re-Treatment, Transplant, or Clinical Trial

Post-Induction Consolidation Therapy: An Unmet Need in Follicular Lymphoma 7

BiovaxID Consolidation Therapy
BiovaxID acts as a novel, non-cross-resistant, consolidation therapy for patients with Follicular Lymphoma (FL) that achieve a Complete Response following induction treatment.
Why do we need another consolidation therapy in FL?
Maintenance rituximab appears equivalent to rituximab retreatment and is being challenged as a consolidation option (Kahl, et al. ASH 2011 RESORT study outcomes)
1
Practicing oncologists reconsidering the role of maintenance rituximab based on the
RESORT trial
1
Safety  profile of vaccine compares favorably to maintenance rituximab
Vaccination, unlike all other consolidation therapies, generates long-term anti-
lymphoma immunity
Vaccination does not preclude future retreatment with rituximab and may even enhance the benefit of subsequent therapies
Vaccine mechanism of action complements rituximab’s mechanism of action
Not all patients are eligible or can tolerate prolonged immunosuppression associated with currently available consolidation therapies.
1
Kahl, B. et al. Results of Eastern Cooperative Oncology Group Protocol E4402 (RESORT): A Randomized Phase III Study
Comparing Two Different Rituximab Dosing Strategies for Low Tumor Burden Follicular Lymphoma.  Abstract LBA-6, ASH
2011
8

Corporate Contact:
Douglas W. Calder
Vice President, Strategic Planning
& Capital Markets
324 South Hyde Park Ave. #350
Tampa, FL 33606
Phone: 813-864-2558
Email: dwcalder@Biovest.com
OTCQB: BVTI
www.Biovest.com